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Exhibit 24

                            LIMITED POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Boyle, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any Registration Statements filed under the Securities Act of 1933 or any amendment or amendments to such Registration Statements relating to shares to be offered for sale, sold, and/or issued in connection with the proposed merger of Banc Services Corp. with and into Wayne Bancorp, Inc. and to perform any acts necessary to be done in order to file such Registration Statement with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


/s/ James O. Basford                          /s/ Stephen L. Shapiro
James O. Basford                              Stephen L. Shapiro
Director                                      Director


/s/ Gwenn E. Bull                             /s/ Jeffrey E. Smith
Gwenn E. Bull                                 Jeffrey E. Smith
Director                                      Director


/s/ David L. Christopher                      /s/ Philip S. Swope
David L. Christopher                          Philip S. Swope
Director                                      Director


/s/ Dennis B. Donahue                         /s/ David E. Taylor
Dennis B. Donahue                             David E. Taylor
Director                                      Director


/s/ B. Diane Gordon                           /s/ Bala Venkataraman
B. Diane Gordon                               Bala Venkataraman
Director                                      Director


/s/ John C. Johnston, III
John C. Johnston, III
Director